UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 High Street, Hamilton, Ohio		45011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 21, 2004, Stephen S. Marcum, a director of First Financial Bancorp. (the “Company”) informed the Company of his decision not to stand for re-election at the Company’s next annual meeting of shareholders (the “Annual Meeting”). As a result, Mr. Marcum’s term as a director of the Company will expire as of the date of the next Annual Meeting, which will be held in April 2005 on a date to be determined by the Company’s board of directors. Mr. Marcum stated, “I have declined to stand for re-election, because I am disappointed that I cannot fully participate in the board’s committee activities, since I am not considered ‘independent’ under the new Nasdaq listing standards. I have enjoyed my past service on the Company’s board of directors.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
	By:	/s/ C. Douglas Lefferson
C. Douglas Lefferson
Date: December 27, 2004		Senior Vice President and Chief Financial Officer